KNIGHT-RIDDER, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(Unaudited, in thousands of dollars)
                                                                      EXHIBIT 99

                                           Quarter Ended           Three Quarters Ended        Four Quarters Ended
                                       ----------------------      ---------------------      ---------------------
                                       Sept. 24      Sept. 25      Sept. 24     Sept. 25      Sept. 24     Sept. 25
                                         1995          1994          1995         1994          1995         1994
                                         ----          ----          ----         ----          ----         ----
  OPERATING REVENUE
     Newspapers                         $515,975      $514,533    $1,618,834   $1,550,533    $2,203,223   $2,092,116
     Business Information Services       122,019       128,080       381,214      384,493       510,760      495,558
                                        --------      --------    ----------   ----------    ----------   ----------
                                        $637,994      $642,613    $2,000,048   $1,935,026    $2,713,983   $2,587,674
                                        ========      ========    ==========   ==========    ==========   ==========

  OPERATING INCOME
     Newspapers                         $ 29,309      $ 79,293    $  201,774   $  249,374    $  303,256   $  349,029
     Business Information Services         3,643         6,393        13,399       18,962        17,547       26,769
     Corporate                           (13,871)      (10,409)      (40,371)     (32,963)      (50,113)     (43,807)
                                        --------      --------    ----------   ----------    ----------   ----------

                                        $ 19,081      $ 75,277    $  174,802   $  235,373    $  270,690   $  331,991
                                        ========      ========    ==========   ==========    ==========   ==========

  DEPRECIATION AND
      AMORTIZATION
     Newspapers                         $ 23,331      $ 23,535    $   70,805   $   71,223    $   94,509   $   94,684
     Business Information Services        13,351        13,470        39,551       39,247        53,018       50,512
     Corporate                               636           423         1,722        1,319         2,089        1,740
                                        --------      --------    ----------   ----------    ----------   ----------

                                        $ 37,318      $ 37,428    $  112,078   $  111,789    $  149,616   $  146,936
                                        ========      ========    ==========   ==========    ==========   ==========

Knight-Ridder, Inc.
Third Quarter Graphs (Unaudited)

    THIRD QUARTER NET INCOME                               THIRD QUARTER EARNINGS PER SHARE
    (From continuing operations, in $000s)                 (From continuing operations)

      Year              Amount                               Year              Amount
      ---               ------                               ----              ------
      1995               6,590                               1995               $0.13
      1994              37,243                               1994               $0.69
      1993              31,251                               1993               $0.57
      1992              31,392                               1992               $0.57
      1991              28,300                               1991               $0.54
      1990              36,588                               1990               $0.73

    THIRD QUARTER TOTAL OPERATING REVENUE                  THIRD QUARTER NEWSPAPER ADVERTISING REVENUE
    (From continuing operations, in $000s)                 (In $000s)
      Year              Amount                               Year              Amount
      ----              ------                               ----              ------
      1995             637,994                               1995             377,768
      1994             642,613                               1994             378,068
      1993             593,124                               1993             351,239
      1992             564,854                               1992             345,712
      1991             544,446                               1991             337,794
      1990             575,437                               1990             381,690


Average Circulation - Notes A & B
(Unaudited, in thousands of copies)


                                                    Quarter Ended                      Three Quarters Ended
                                          --------------------------------       ----------------------------------
                                          Sept. 24     Sept. 25                  Sept. 24      Sept. 25
                                            1995         1994       Change         1995          1994        Change
                                            ----         ----       ------         ----          ----        ------
Morning Circulation                         2,982        3,088       (106)         3,076         3,146         (70)
Evening Circulation                           414          452        (38)           436           451         (15)
                                            -----        -----       ----          -----         -----         ---
Daily Circulation                           3,396        3,540       (144)         3,512         3,597         (85)
                                            =====        =====       ====          =====         =====         ===
Sunday Circulation                          4,527        4,661       (134)         4,619         4,717         (98)
                                            =====        =====       ====          =====         =====         ===


ADVERTISING STATISTICS (UNAUDITED) - NOTES A, B & C

                                                               Quarter Ended                         Three Quarters Ended
                                                      ----------------------------------    ------------------------------------
                                                      Sept. 24     Sept. 25                 Sept. 24      Sept. 25
                                                        1995         1994      %  Change      1995          1994       %  Change
                                                        ----         ----      ---------      ----          ----       ---------
LINAGE (In thousands of six-column inches)
      Full-run ROP
              Retail                                     3,377        3,606       (6.4)        10,486        10,893        (3.7)
              General                                      340          350       (2.9)         1,129         1,118         1.0
              Classified                                 3,664        3,603        1.7         10,808        10,467         3.3
                                                     ---------    ---------                 ---------     ---------
                    Total                                7,381        7,559       (2.4)        22,423        22,478        (0.2)
                                                     =========    =========                 =========     =========
      Factored Part-run ROP                                520          455       14.3          1,538         1,303        18.0
                                                     =========    =========                 =========     =========
      Full-run Preprint                                  4,302        3,889       10.6         11,730        11,743        (0.1)
                                                     =========    =========                 =========     =========
      Part-run Preprint                                  4,913        4,239       15.9         12,928        11,921         8.4
                                                     =========    =========                 =========     =========
TOTAL PREPRINTS INSERTED  (000s)                     1,084,144    1,098,140       (1.3)     3,373,888     3,330,707         1.3
                                                     =========    =========                 =========     =========


Note A: Average daily circulation, Sunday circulation, and total preprints inserted reflect volume declines during the Detroit newspaper strike.

Note B: Where necessary, certain previously reported statistics have been restated to be consistent with measurement guidelines currently in use.

Note C: Factored part-run linage represents linage in zoned editions that is translated into full-run equivalent linage based on the ratio of the circulation in a particular zone to the total circulation of the newspaper.

Knight-Ridder Share Trading
(As quoted by Knight-Ridder Financial Services)

                                            1995 Third Quarter                          1994 Third Quarter
                              -------------------------------------------      -----------------------------------------------
                               Volume        High         Low      Close         Volume        High           Low       Close
                              5,036,100     59 1/8       55 1/4    58 1/2      9,267,400      54 5/8       49 1/2       51 1/4